AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2012

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4108550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Taylor Capital Group, Inc. 2011 Incentive Compensation Plan

(Full title of the plan)

Randall T. Conte

Chief Operating Officer, Chief Financial Officer

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	2,751,113 (3)	$10.87	$29,904,598.31	$3,427.07

(1) This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, par value $0.01 per share (the “Common Stock”), of Taylor Capital Group, Inc. (the “Registrant”): (i) issuable pursuant to the Taylor Capital Group, Inc. 2011 Incentive Compensation Plan (the “Plan”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares that become issuable under the Plan by reason of any future stock dividend, stock split or other similar transaction.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. Accordingly, the price per share of the Common Stock has been calculated to be equal to the average of the high and low prices for a share of the Common Stock as reported by The NASDAQ Global Select Market on January 24, 2012, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

(3) Represents shares of Common Stock authorized and reserved for future issuance under the Plan pursuant to awards that have not yet been granted.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b). These documents, which include the statement of availability required by Item 2 of Part I, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (including the portions of its Definitive Proxy Statement on Schedule 14A filed with the Commission on April 12, 2011, as supplemented May 6, 2011, that are incorporated therein);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2011, the quarterly period ended June 30, 2011, and the quarterly period ended September 30, 2011;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 28, 2011 (except for the information under Items 2.02 and 7.01 thereof), March 14, 2011, March 29, 2011, April 28, 2011 (except for the information under Items 2.02 and 7.01 thereof), May 16, 2011 (as amended by the Current Report on Form 8-K filed on May 17, 2011), June 10, 2011, July 21, 2011 (except for the information under Items 2.02 and 7.01 thereof), September 23, 2011, October 20, 2011 (except for the information under Items 2.02 and 7.01 thereof), November 18, 2011, November 23, 2011, December 19, 2011, December 27, 2011, January 6, 2012, January 25, 2012 (except for the information under Items 2.02 and 7.01 thereof) and January 31, 2012; and

(d)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on October 10, 2002, including any amendments or reports filed for the purpose of updating such description.

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s Third Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of the Registrant’s directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

These provisions do not affect a director’s responsibilities under any other laws, including the federal securities laws or state or federal environmental laws.

The Registrant’s Third Amended and Restated By-laws also contain provisions that require the Registrant to indemnify its directors, and permit it to indemnify its officers and employees, to the fullest extent permitted by Delaware law. However, the Registrant is not obligated to indemnify any such person:

•	with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense; or

•	for any amounts paid in settlement, without prior written consent, of an action in respect of which the Registrant would otherwise indemnify such person.

The Registrant has entered into indemnity agreements with each of its directors and executive officers providing for the indemnification described above, as it believes that these limitations on liability are essential to attracting and retaining qualified persons as directors and executive officers. The Registrant has also obtained directors’ and officers’ liability insurance to cover these individuals.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosemont, State of Illinois, on January 31, 2012.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Mark A. Hoppe
Mark A. Hoppe
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Mark A. Hoppe and Randall T. Conte his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on January 31, 2012.

Signature	Title(s)

/s/ Bruce W. Taylor	Chairman of the Board
Bruce W. Taylor

/s/ Mark A. Hoppe	President, Chief Executive Officer and Director
Mark A. Hoppe	(principal executive officer)

/s/ Randall T. Conte	Chief Operating Officer and Chief Financial Officer
Randall T. Conte	(principal financial and accounting officer)

/s/ Ronald L. Bliwas	Director
Ronald L. Bliwas

/s/ C. Bryan Daniels	Director
C. Bryan Daniels

/s/ Ronald D. Emanuel	Director
Ronald D. Emanuel

/s/ M. Hill Hammock	Director
M. Hill Hammock

/s/ Elzie L. Higginbottom	Director
Elzie L. Higginbottom

/s/ Michael H. Moskow	Director
Michael H. Moskow

/s/ Louise O’Sullivan	Director
Louise O’Sullivan

/s/ Melvin E. Pearl	Director
Melvin E. Pearl

/s/ Shepherd G. Pryor, IV	Director
Shepherd G. Pryor, IV

/s/ Harrison I. Steans	Director
Harrison I. Steans

/s/ Jennifer W. Steans	Director
Jennifer W. Steans

/s/ Jeffrey W. Taylor	Director
Jeffrey W. Taylor

/s/ Richard W. Tinberg	Director
Richard W. Tinberg

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Third Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc. (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed September 15, 2008), as amended by the Certificate of Amendment dated May 13, 2010 (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed August 4, 2011) and the Certificate of Amendment dated December 27, 2011 (incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed December 27, 2011)

4.2	Form of Third Amended and Restated Bylaws of Taylor Capital Group, Inc. (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed September 15, 2008)

4.3	Form of certificate representing Taylor Capital Group, Inc. common stock (incorporated by reference to Exhibit 4.3 of the Registrant’s Amended Registration Statement on Form S-1/A filed October 1, 2002 (Registration No. 333-89158))

4.4	Taylor Capital Group, Inc. 2011 Incentive Compensation Plan (incorporated by reference to Appendix A of the Registrant’s Additional Definitive Proxy Materials filed May 6, 2011)

4.5*	Form of Non-Employee Director Notice of Restricted Stock Grant and Non-Employee Director Restricted Stock Award under the 2011 Incentive Compensation Plan

4.6*	Form of Officer and Employee Notice of Restricted Stock Grant and Officer and Employee Restricted Stock Award under the 2011 Incentive Compensation Plan

4.7*	Form of Notice of Option Grant and Non-Qualified Stock Option Agreement under the 2011 Incentive Compensation Plan

5.1*	Opinion regarding legality of shares of Taylor Capital Group, Inc. common stock

23.1*	Consent of KPMG LLP

23.2*	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP, special counsel to Taylor Capital Group, Inc. (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page hereto)

*	Filed herewith.